UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
April 23, 2020
Johnson & Johnson
 (Exact name of registrant as specified in its charter)

New Jersey	1-3215	22-1024240
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Johnson & Johnson Plaza, New Brunswick, New Jersey  08933
(Address of Principal Executive Offices)
 (Zip Code)
Registrant's telephone number, including area code:
732-524-0400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
               CFR 240.14d-2(b))
☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
               CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $1.00	JNJ	New York Stock Exchange
0.250% Notes Due January 2022	JNJ	New York Stock Exchange
0.650% Notes Due May 2024	JNJ	New York Stock Exchange
5.50% Notes Due November 2024	JNJ	New York Stock Exchange
1.150% Notes Due November 2028	JNJ	New York Stock Exchange
1.650% Notes Due May 2035	JNJ	New York Stock Exchange

  Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

Amendment to Certificate of Incorporation

As previously disclosed in an 8-K filed by Johnson & Johnson (the "Company") on February 13, 2020, on February 11, 2020, the Board of Directors (the "Board") voted unanimously to submit a proposal to the Company’s shareholders at its 2020 Annual Meeting of Shareholders held on April 23, 2020 (the "2020 Annual Meeting") recommending the approval of an amendment to the Company’s Restated Certificate of Incorporation to delete the provision that provides that no director may be removed by a vote of the shareholders, except for cause (the “Proposed Amendment”).

The Proposed Amendment was set forth in detail in the Company’s 2020 proxy statement, filed in advance of the 2020 Annual Meeting, and approved by the Company's shareholders at the 2020 Annual Meeting.

The Company has sent the Certificate of Amendment to the State of New Jersey for filing.

The foregoing description of the Proposed Amendment is qualified in its entirety by reference to the full text of the Certificate of Amendment to the Restated Certificate of Amendment, a copy of which is filed herewith as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Amendment to By-Laws

•
As disclosed above under Amendment to Certificate of Incorporation, the Proposed Amendment was approved by the Company's shareholders at the 2020 Annual Meeting and, as previously disclosed in an 8-K filed by the Company on February 13, 2020, the Board will approve a conforming amendment to the Company’s By-Laws (the “By-Laws”). Accordingly, the By-Laws will be amended to delete the provision that provides that no director may be removed by a vote of the shareholders, except for cause.

•
On March 27, 2020, the Board adopted and approved certain amendments to the By-Laws. The By-Laws were amended (i) to allow, to the extent provided by law, a meeting of shareholders to be held in part or solely by means of remote communication and not at any physical location, as may be determined by the Board, and (ii) to allow the Company to postpone, reschedule or cancel any annual meeting of shareholders previously scheduled by the Board.

The foregoing description of the amendments to the By-Laws are qualified in their entirety by reference to text of the By-Laws, as amended, a copy of which is filed herewith as Exhibit 3.2 to this Current Report on Form 8‑K and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a)    The 2020 Annual Meeting was held on April 23, 2020.

(b)    At the 2020 Annual Meeting, the shareholders:

•	elected all 13 Director nominees named in the 2020 proxy statement to the Company's Board of Directors;

•
approved, on an advisory basis, the executive compensation philosophy, policies and procedures described in the “Compensation Discussion and Analysis” section of the 2020 proxy statement and the compensation of the Company's executive officers named in the 2020 Proxy Statement, as disclosed therein;

•	ratified the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year 2020;

•	approved of the amendment to the Restated Certificate of Incorporation to permit removal of directors without cause;

•	did not approve the shareholder proposal for independent board chair; and

•	approved the shareholder proposal for a report on governance of opioids-related risks.

The following are the final voting results for each of the six items voted on at the meeting.

1.    Election of Directors:

	Shares For	Shares Against	Shares Abstain	Non-Votes
M. C. Beckerle	1,849,621,286	18,036,200	4,511,633	372,955,180
D. S. Davis	1,838,454,882	28,544,464	5,169,773	372,955,180
I. E. L. Davis	1,844,021,792	22,862,231	5,285,096	372,955,180
J. A. Doudna	1,860,682,886	6,851,937	4,634,296	372,955,180
A. Gorsky	1,762,444,391	96,886,132	12,838,596	372,955,180
M. A. Hewson	1,845,174,359	22,244,780	4,749,980	372,955,180
H. Joly	1,751,005,629	115,528,359	5,635,131	372,955,180
M. B. McClellan	1,852,256,410	14,712,167	5,200,542	372,955,180
A. M. Mulcahy	1,703,588,879	150,114,245	18,465,995	372,955,180
C. Prince	1,696,432,866	170,068,326	5,667,927	372,955,180
A. E. Washington	1,846,716,735	20,168,424	5,283,960	372,955,180
M. A. Weinberger	1,859,637,404	7,124,484	5,407,231	372,955,180
R. A. Williams	1,838,450,166	28,274,196	5,444,757	372,955,180

2.    Advisory Vote to Approve Named Executive Officer Compensation:

For	1,735,266,568
Against	125,586,610
Abstain	11,315,941
Non-Votes	372,955,180

3.    Ratification of Appointment of PricewaterhouseCoopers LLC as the Independent Registered Public Accounting Firm for 2020:

For	2,137,646,444
Against	101,505,221
Abstain	5,972,634
Non-Votes	N/A

4.    Amendment to the Restated Certificate of Incorporation to Permit Removal of Directors without Cause:

For	1,836,511,076
Against	27,197,426
Abstain	8,460,617
Non-Votes	372,955,180

5.    Shareholder Proposal - Independent Board Chair:

For	777,922,222
Against	1,082,429,631
Abstain	11,817,266
Non-Votes	372,955,180

6.    Shareholder Proposal - Report on Governance of Opioids-Related Risks:

For	1,062,127,997
Against	681,476,408
Abstain	128,564,714
Non-Votes	372,955,180

Item 9.01  Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description of Exhibit
3.1	Certificate of Amendment to Restated Certificate of Incorporation
3.2	By-Laws, as amended

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Johnson & Johnson
(Registrant)
Date:	April 29, 2020	By:	/s/ Matthew Orlando
Matthew Orlando Secretary